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                                                                    EXHIBIT 99.1


[ROCKWELL MEDICAL TECHNOLOGIES, INC. LOGO]


COMPANY PRESS RELEASE


                                                           Contact: Thomas Klema
                                                                  (248) 960-9009

ROCKWELL MEDICAL TECHNOLOGIES, INC. REPORTS THIRD QUARTER EARNINGS PER SHARE OF $0.01; QUARTERLY NET REVENUES REACH RECORD $ 3.9 MILLION ACHIEVING AN INCREASE OF 37 PERCENT


WIXOM, MICHIGAN, November 6, 2003 -- Rockwell Medical Technologies, Inc. (Nasdaq:RMTI), a leading, innovative dialysis products manufacturer serving the healthcare industry, today announced results for the third quarter and nine months ended September 30, 2003.

o Third quarter net income was $84,850, or $.01 per common share, compared with a net loss of ($182,852), or ($.02) per share for the third quarter of 2002.

o Third quarter net revenue increased to a record $3,939,000, a 37% increase over the same period in 2002.

o Gross profit margin increased to 18.1% in the third quarter compared with 14.4% in the third quarter last year.

o Net revenue for the first nine months of 2003 was $10,827,169; an increase of 37.2% over the same period in 2002.

o Dri-Sate(R) Dry Acid Concentrate sales increased 34% in the first nine months of 2003 as compared to the same period in 2002.

For the third quarter ended September 30, 2003, Rockwell Medical Technologies, Inc. reported net revenues increased 37% to a record $3,939,000 compared with net revenues of $2,882,853 for the same period in 2002. Net income for the third quarter of 2003 rose to a profit of $84,850 compared with a loss of ($182,852) in the same period in 2002. Net earnings per share for the third quarter of 2003 increased to $.01 compared with a loss of ($.02) in the same quarter of last year. Third quarter gross profit margins increased 3.7 percentage points to 18.1% compared with 14.4% in the third quarter of 2002.

Net revenues for the first nine months of 2003 increased 37.2% to $10,827,169 compared with net revenues of $7,890,777 for the first nine months of 2002. Gross profit margin increased 5.0 percentage points to 16.3% during the first nine months of 2003 compared to the same period in 2002. For the nine months ended September 30, 2003, year to date net loss was ($95,172) or ($.01) per share reflecting an $813,000 net income improvement or a $.11 per share improvement compared with the same period in 2002. The Company realized substantial growth in sales of its Dri-Sate(R) Dry Acid Concentrate product line with revenue up 34% compared to the first nine months of 2002.

Mr. Robert L. Chioini, Chairman, CEO, and President of Rockwell Medical Technologies, Inc. stated, "We are extremely pleased with these results. The third quarter was highlighted by record financial performance. This is a milestone achievement in Rockwell's development. As we entered 2003, we felt that our core business was positioned to achieve a profitable running rate by year-end. Increased sales volume coupled with enhanced operating and distribution efficiencies resulted in improved margins and operating results. The profitability of our core business should continue to improve as sales revenues increase. We also increased our expenditures during the third quarter for the development of our Dialysate Iron Therapy initiative and we are excited about the future potential that this innovative, proprietary product holds for Rockwell."

Rockwell has licensed patents that give the Company exclusive, worldwide rights to manufacture, market and distribute dialysate solutions containing water soluble iron that can be administered to hemodialysis and peritoneal dialysis patients

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with renal failure. During Phase II clinical trials the iron compound ferric pyrophosphate, delivered to hemodialysis patients via dialysate, was well tolerated and proved to be effective at iron maintenance therapy without causing the serious side effects present with current intravenous (IV) iron products. The Company is required to obtain FDA approval to market its dialysate iron product. The Company estimates the domestic IV iron market to be approximately $270 million annually.

Rockwell will be holding a conference call to discuss its results on Thursday, November 6, 2003 at 11am EST. The call in number is 888-896-0862. The call will be available for replay on the Company's website, www.rockwellmed.com.

Rockwell Medical Technologies, Inc. is an innovative leader in manufacturing, marketing and delivering high-quality dialysis solutions, powders and ancillary products that improve the quality of care for dialysis patients. Dialysis is a process that duplicates kidney function for those patients whose kidneys have failed to work properly and suffer from chronic kidney failure, a condition also known as end stage renal disease (ESRD). There are an estimated 350,000 dialysis patients in the United States and the incidence of ESRD has increased 6-8% on average each year over the last decade. Rockwell's products are used to cleanse the ESRD patient's blood and replace nutrients in the bloodstream. Rockwell offers the proprietary Dri-Sate(R) Dry Acid Mixing System, RenalPure(R) Liquid Concentrate, SteriLyte(R) Liquid Bicarbonate, RenalPure(R) Powder Bicarbonate, Blood Tubing Sets, Fistula Needles and a wide range of ancillary dialysis items. Visit Rockwell's website at www.rockwellmed.com for more information.

Certain statements in this press release with respect to Rockwell's business and operations, including the statements regarding the Company's ability to achieve a profitable level of operations and the potential of the Company's proprietary dialysate iron product, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based upon currently available information. Management of Rockwell believes the expectations reflected in the forward-looking statements made in this press release are based upon reasonable assumptions. However, certain factors could occur that might cause actual results to vary. These include, but are not limited to, general economic conditions, economic conditions in the hemodialysis industry, competitive factors, failure to obtain FDA approval, and other factors discussed in Rockwell's reports filed with the Securities and Exchange Commission. The forward-looking statements should be considered in light of these risks and uncertainties.


               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                         CONSOLIDATED INCOME STATEMENTS

  FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2002

                                 (WHOLE DOLLARS)
                                   (Unaudited)

                                          THREE MONTHS ENDED   THREE MONTHS ENDED       NINE MONTHS ENDED     NINE MONTHS ENDED
                                             SEPT. 30, 2003        SEPT. 30, 2002         SEPT. 30, 2003        SEPT. 30, 2002
                                              ------------          ------------           ------------           ------------
SALES .................................       $  3,938,878          $  2,882,853           $ 10,827,169           $  7,890,777
Cost of Sales .........................          3,224,505             2,466,966              9,067,596              6,999,121
                                              ------------          ------------           ------------           ------------
  GROSS PROFIT ........................            714,373               415,887              1,759,573                891,656
Selling, General and Administrative....            588,454               557,986              1,717,280              1,704,220
                                              ------------          ------------           ------------           ------------
  OPERATING INCOME ....................            125,920              (142,099)                42,293               (812,564)
Interest Expense, net .................             41,070                40,753                137,466                 95,300
                                              ------------          ------------           ------------           ------------
  NET INCOME ..........................       $     84,850          $   (182,852)          $    (95,172)          $   (907,864)
                                              ============          ============           ============           ============

Average shares outstanding ............          8,492,923             8,062,513              8,489,858              7,720,610

BASIC & DILUTED EARNINGS PER SHARE +...       $        .01          $       (.02)          $       (.01)          $       (.12)


           + - Fully diluted shares outstanding were 9,018,201 for the third quarter of 2003.


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               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 2003

                                 (WHOLE DOLLARS)
                                   (Unaudited)

                                                                                     SEPTEMBER 30,    DECEMBER 31,
                                                                                          2003            2002
                                                                                          ----            ----
ASSETS
Cash and Cash Equivalents .......................................................... $    213,299     $        133
Restricted Cash ....................................................................       15,105           13,965
Accounts Receivable, net of a reserve of  $47,000 in 2003 and $53,000 in 2002 ......    2,037,387        1,722,455
Inventory ..........................................................................    1,354,646        1,476,506
Other Current Assets ...............................................................      109,950          118,316
                                                                                     ------------     ------------
    TOTAL CURRENT ASSETS ...........................................................    3,730,387        3,331,375

Property and Equipment, net ........................................................    1,559,619        1,730,594

Intangible Assets ..................................................................      320,235          336,201
Other Non-current Assets ...........................................................      129,425          134,776
Goodwill ...........................................................................      920,745          920,745
                                                                                     ------------     ------------
     TOTAL ASSETS .................................................................. $  6,660,411     $  6,453,691
                                                                                     ============     ============

     LIABILITIES AND SHAREHOLDERS' EQUITY

Short Term Borrowings .............................................................. $  1,001,581     $    417,254
Notes Payable ......................................................................      202,005          194,799
Accounts Payable ...................................................................    1,468,360        1,680,842
Accrued Liabilities ................................................................      323,161          333,792
                                                                                     ------------     ------------
     TOTAL CURRENT LIABILITIES .....................................................    2,995,107        2,626,687

     Long Term Liabilities .........................................................      631,155          781,504

SHAREHOLDERS' EQUITY:
Common Shares, no par value, 8,509,072 and 8,488,283 issued and outstanding ........   11,794,286       11,724,507
Common Share Purchase Warrants, 3,771,660 and 3,753,460 issued and outstanding......      320,150          306,108
Accumulated Deficit ................................................................   (9,080,287)      (8,985,115)
                                                                                     ------------     ------------
                                                                                        3,034,149        3,045,500
                                                                                     ------------     ------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .................................... $  6,660,411     $  6,453,691
                                                                                     ============     ============

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